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                                                                    EXHIBIT 10.8


                             AMERIPATH FLORIDA, INC.

                              EMPLOYMENT AGREEMENT
                              --------------------


         EMPLOYMENT AGREEMENT (the "Agreement") entered into as of June 30, 1996, by and between AMERIPATH FLORIDA, INC., a Florida corporation (the "Company"), and LES B. ROSEN, M.D. (the "Employee").

         Prior to the date hereof, the Employee served as an employee of and rendered professional services, as a Doctor of Medicine specializing in Pathology, to Amazon and Rosen, M.D., P.A., a Florida professional service corporation d/b/a Florida Pathology Associates ("Amazon & Rosen"). Pursuant to a certain Stock Purchase Agreement (the "Purchase Agreement") dated as of June 27, 1996 by and among AmeriPath, Inc., a Delaware corporation ("AmeriPath"), Amazon & Rosen and Drs. Kip Amazon and Les B. Rosen, all of the issued and outstanding capital stock of Amazon & Rosen has been purchased by and sold to AmeriPath (the "Acquisition"), effective the date hereof. Execution and delivery of this Agreement by the Employee is a condition precedent to consummation of the Acquisition.

         Accordingly, and in connection with the transactions and agreements referred to above, the Employee has agreed to terminate his employment with Amazon & Rosen and to become employed by and render professional services, as a Doctor of Medicine specializing in Pathology, to the Company, and the Company has agreed to engage the Employee to render such services on the Company's behalf, in each case on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee and the Company, intending to be legally bound, hereby agree as follows:

         1. EMPLOYMENT. Subject to the terms and conditions of this Agreement, the Company employs the Employee to render professional services as a Doctor of Medicine specializing in Pathology, and the Employee accepts such employment. The Employee has terminated his employment with Amazon & Rosen.

         2. TERM. The Company employs the Employee for a period commencing the date hereof and ending on June 30, 2001, subject to termination prior to such date pursuant to Section 15 or 17 hereof. At the end of such five
(5) year period, this Agreement will automatically continue in effect for an additional one (1) year term unless either the Employee or the Company gives written notice to the other party at least one hundred twenty (120) days prior to June 30, 2001 of such party's determination to terminate the



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Employee's employment hereunder. If such notice is given, then the Employee's employment will terminate on June 30, 2001 (or on such other date as the parties mutually agree). If such notice is not given, then the Employee's employment will continue hereunder until June 30, 2002, subject to termination prior to such date pursuant to Section 15 or 17 hereof.

         3. DUTIES AND PERFORMANCE. The Employee agrees to devote the Employee's best efforts and full professional time to providing services in the practice of medicine on the Company's behalf, and the Employee shall maintain the Company's standards and professional ethics and those of the medical profession. In addition to rendering professional services as the Company's employee, the Employee is also expected as part of the Employee's duties as the Company's employee to engage in marketing activities designed to promote the Company's practice. Except as may be permitted in writing by the Company, the Employee is not to practice medicine other than with the Company during the term of this Agreement (and thereafter, pursuant to Section 19 hereof), nor is the Employee to engage in any other gainful occupation without the Company's prior written consent. The preceding sentence is not intended to prohibit the Employee from engaging in the practice of medicine in the course of the Employee's duties as a member of the U.S. Military, either active or reserve, or the National Guard. The Employee may also engage in personal investment activities as long as those investments are non-participatory by the Employee and do not detract from the Employee's ability to perform the Employee's duties to the Company or participate in community activities. Additional duties of the Employee are set forth below in this Agreement.

         4. QUALIFICATIONS AND LICENSURE. The Employee shall at all times during the term of this Agreement: (i) be certified by the American Board of Pathology in both clinical and anatomic pathology; (ii) maintain an unlimited and unrestricted license to practice medicine in the State of Florida; (iii) maintain appropriate medical staff membership and privileges at all medical facilities presently served or serviced by the Employee, and use his best efforts to gain and maintain appropriate medical staff membership and privileges at any additional medical facilities reasonably identified by the Company; (iv) comply with the Florida Board of Medicine and the Company's continuing medical education ("CME") requirements; (v) carry out the Employee's responsibilities on a professional, ethical and diligent basis in order to serve the best interests of the Company's patients, customers and clients; and (vi) comply with such other requirements applicable to all of the Company's physician employees as the Board of Directors of the Company may hereinafter impose.

         5. MEDICAL FACILITIES; LOCATION. At present, the Company furnishes pathology and laboratory services to the medical facilities listed on Annex A to this Agreement. That list may change from time to time as the Company enters into contracts with additional hospitals and/or facilities or as existing contracts with medical facilities terminate. The Employee agrees to accept assignment for duty in any location in Dade County, Florida at which the Company renders pathology services during the term of this Agreement and to perform such duties as the Company may direct.


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         6. CONFORMITY WITH LAWS, RULES, REGULATIONS AND POLICIES. In performing the Employee's duties under this Agreement, the Employee shall comply with all applicable laws, rules and regulations, ordinances and standards of any governmental, quasi-governmental or private authority having either mandatory or voluntary jurisdiction over the Company, the Employee, or any medical facility for which the Employee provides services, and with the written bylaws, rules and regulations, policies and procedures of any such medical facility.

         7. SALARY; FRINGE BENEFITS. During the term of Employee's employment under this Agreement, in consideration for all services rendered for and on behalf of the Company, Employee shall be entitled to receive a salary at the annual rate of $400,000 (subject to adjustment as described in Section 6.6 of the Purchase Agreement), payable in accordance with the Company's regular payroll practices in effect from time to time. The Employee's salary will be subject to periodic review by the Company's Board of Directors, and the Company may, in its sole and absolute discretion, but shall not be required to, determine to increase the Employee's salary from time to time. In addition to the Employee's salary, the Employee will also be entitled to fringe benefits comparable to those which the Company provides to other physician employees having tenure, experience, specialties, responsibilities, educational background and other qualifications similar to those of the Employee. Annex B sets forth the fringe benefits currently being provided. Such Annex is subject to change on a Company-wide basis at the Company's sole discretion.

         8. REIMBURSEMENT OF EXPENSES. Upon submission of proper documentation and approval by the Board of Directors, the Company will reimburse the Employee's reasonable expenses incurred in connection with the Employee's employment by the Company up to an aggregate of $10,000 each year, subject to compliance with reimbursement policies from time to time adopted by the Company. Reimbursable expenses include:

              a. License fees, membership dues in professional organizations, and subscriptions to professional and business journals and books.

              b. The Employee's necessary travel, room, board, registration fees and other expenses incurred in providing services, attending professional or business seminars, post graduate educational courses, meetings or conventions, but only if the Employee's attendance is for the purpose of improving the Employee's professional or business ability or education, maintaining the Employee's professional or business competence and proficiency, or at the Company's request or otherwise benefiting the Company.

              c. The Employee's entertainment and public relations expenses if ordinary and necessary and in furtherance of the Company's business.

         9. MALPRACTICE INSURANCE.


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              a. WHILE THE EMPLOYEE IS EMPLOYED BY THE COMPANY. The Company
shall maintain policies of professional liability insurance on the Employee (including coverage for periods prior to the Employee's employment with the Company) and the Company's other employees in such amounts and on such terms as the Company may determine. The Employee shall comply with any requirements or standards imposed on the Employee or the Company by the terms of the insurance, and the Employee shall furnish such information as the insurer or the Company shall require.

              b. TAIL COVERAGE.

                  (1) If the Employee's employment is terminated for cause (as defined in Section 15 hereof) or if the Employee terminates his employment with the Company for any reason other than a Payment Breach (as defined in Section 29c) or the death or Disability (as defined in Section 17b) of the Employee, then, except as hereinafter provided, the Company shall have the option, but not the obligation, of purchasing malpractice insurance "tail" coverage, for the period of the applicable statute of limitations, to provide coverage for the Employee's professional acts prior to the date of termination. If the Company acquires this "tail" coverage, its cost shall be borne and paid by the Employee or the Employee's estate, as applicable. If the Employee or the Employee's estate fails to provide and pay for such tail coverage, then the Company shall have the right to obtain such tail coverage and deduct and set-off its cost from payments otherwise payable to the Employee or the Employee's estate.

                  (2) If the Employee's employment terminates for any reason other than those set forth in (1) above, the cost of such "tail" coverage, if obtained, shall be paid by the Company without offset. Notwithstanding the foregoing, if, after termination of employment, the Employee continues in the practice of medicine and maintains malpractice insurance that includes coverage for the Employee's acts prior to termination of employment, then the Employee shall cause the Company to be a named insured as to those prior acts.

         10. FEES; PAYMENTS. The Company has, and hereby reserves, the sole and exclusive authority to determine the fees (or a procedure for establishing the fees) to be charged to the Company's patients, customers and clients. All fees for professional services rendered by the Employee during the term of this Agreement shall be the Company's sole and exclusive property (subject to the contract rights of certain third parties). If, for any reason, any checks or other payments for such services are made payable to the Employee, the Employee will endorse and deliver those checks or payments to the Company. The Employee also hereby authorizes the Company to endorse and negotiate on the Employee's behalf any such checks or payments. In addition, the Employee agrees, upon the Company's request, to account to the Company for any such fees which may have been received by the Employee.


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         11. ACCEPTANCE OF PATIENTS. The Company shall have the sole and exclusive authority to determine who will be accepted as patients of the Company's practice and to designate, or establish a procedure for designating, which professional employee of the Company will handle each such patient.

         12. PROFESSIONAL POLICIES AND PROCEDURES. The Company shall at all times have the exclusive authority to establish reasonable professional policies and procedures to be followed by the Employee in rendering professional services on the Company's behalf, and the Employee agrees to follow those policies and procedures established by the Company from time to time. Such policies and procedures shall, where applicable and appropriate, be applied on a consistent basis to all of the Company's physician employees.

         13. MEDICAL RECORDS AS COMPANY PROPERTY. All medical records, charts, case histories, x-rays, specimens, tissue samples and lab reports and analyses of or concerning patients of the Company ("Medical Records") received by the Employee shall be and remain the Company's property.

         14. PAID VACATION AND TIME OFF. The Employee shall be entitled to a total of six (6) weeks of paid leave time per year (pro rated for any period of employment of less than an entire year), said leave time to include vacation time, other time off and such time as may be taken by the Employee to satisfy the Employee's applicable CME requirements. All leave time must be coordinated with and approved by a medical director appointed from time to time by the Board of Directors of the Company to ensure adequate coverage of the Company's patients, customers and clients. All paid leave time must be taken during the year in which it is earned and available, and thus will not be carried forward or usable in any subsequent year. No cash payments will be made by the Company in respect of any earned but unused paid leave time.

         15. TERMINATION OF AGREEMENT.

         a. TERMINATION FOR CAUSE. The Company may, in its sole and absolute discretion, terminate the employment of Employee hereunder, at any time prior to the expiration of Employee's employment term(s) hereunder, immediately upon written notice to the Employee, or at such later time as the Company may specify in such notice, if such termination is for "cause". As used in this Agreement, the term "cause" includes, but is not limited to, the following:

                  (1) If in the reasonable judgment of the Company's Board of Directors, the Employee becomes unfit to properly practice pathology on the Company's behalf;

                  (2) If the Employee's right to practice medicine in any state is suspended, restricted, revoked, lapsed (other than a lapse due to the


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         Employee's voluntary failure to maintain such license after becoming a nonresident of that state);

                  (3) If the Employee willfully damages the Company's property, business, reputation or goodwill;

                  (4) If the Employee is convicted of a crime other than a minor traffic violation;

                  (5) If the Employee is continually inattentive to, or neglectful of, the duties to be performed by the Employee, which inattention or neglect is not the result of illness or injury;

                  (6) If the Employee uses any mood altering or controlled substances except as prescribed by a physician, or if the Employee uses alcohol habitually or to excess;

                  (7) If the Employee willfully injures any independent contractor, employee, or agent of the Company;

                  (8) If the Employee willfully injures any person in the course of the performance of services for or on behalf of the Company;

                  (9) If the Employee discloses to a competitor or other unauthorized person confidential, proprietary or secret information of or regarding the Company in violation of a confidentiality obligation owed to the Company or one or more of its Affiliates;

                  (10) If the Employee's medical staff privileges or membership in any medical facility are suspended, restricted, revoked (other than a revocation occurring solely because the Employee has voluntarily ceased to perform medical services at such hospital with the Company's consent), placed under probation or proctoring;

                  (11) If a guardian or conservator for the Employee is appointed by a court of competent jurisdiction;

                  (12) If the Employee solicits business on behalf of a competitor or potential competitor;

                  (13) If the Employee sexually harasses any employee or contractor of the Company or commits any act which otherwise creates an offensive work environment for employees or contractors of the Company;


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                  (14) If the Employee accepts other employment that places
         restrictions or limitations on the Employee's ability to continue rendering professional services under this Agreement;

                  (15) If the Company's Board of Directors determines that the Company is in jeopardy of losing a contract with a medical facility for which the Employee is rendering pathology services because the administration of such medical facility is dissatisfied with the Employee's performance; or

                  (16) If, at any time, either of the following two events or circumstances shall occur: (x) the Operating Earnings (as such term is defined in the Purchase Agreement) for the 12 full calendar month period preceding the date in question (I.E., the date the termination of employment is considered), are equal to or less than $600,000; or
         (y) the termination, for any cause, reason or justification whatsoever, or lapsing of the contract the Company (or, following the Closing, AmeriPath Florida) has with the Miami Heart Institute, unless the Company's Miami Division (as such term is defined in the Purchase Agreement) is able to replace or substitute the Miami Heart Institute contract with a Contract with another hospital or medical facility which contract produces at least 85% of the annual revenues produced by the Miami Heart Institute contract (with the annual revenues based upon the average of the two years preceding the date of termination or lapsing).

                  (17) If the Employee fails to comply with any of the terms or conditions of this Agreement or any material term or condition of any agreement between the Company and a medical facility for which the Company provides services, and such failure to comply shall continue for a period of thirty (30) days after notice thereof by the Company.

         The Company shall not be limited to termination as a remedy for any injurious, improper or illegal act by the Employee, but may also seek damages, injunction, or such other remedy as the Company may deem appropriate under the circumstances. If the Employee's employment is terminated for cause, the Employee agrees to vacate the Company's offices on or before the effective date of the termination and to return and deliver to the Company at such time all Company property.

         b. TERMINATION BY EMPLOYEE. Provided that the Company does not have "cause" to terminate the Employee pursuant to subsection "a" above, the Employee may voluntarily terminate the Employee's employment with the Company hereunder at any time and for any reason, by giving written notice of such determination not less than 120 days prior to the date such termination is to be effective. Notwithstanding the foregoing, should there exist a Payment Breach by the Company, the Employee may immediately terminate his employment with the Company.


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         16. THE EMPLOYEE'S DUTIES UPON EXPIRATION OR TERMINATION. If this
Agreement expires or is otherwise terminated for any reason (other than a termination by the Employee due to a Payment Breach):

              a. Unless the Employee and the Company otherwise agree in writing, the Employee will immediately resign from all (i) director, officer, fiduciary and/or trustee positions held with the Company, and (ii) staff and similar privileges at any medical facility for which the Company has rendered medical services at any time during the two-year period prior to the expiration or termination of this Agreement.

              b. The Employee will immediately return to the Company all books and records of the Company in the Employee's possession, including, but not limited to, books and records relating to pathology services rendered by the Employee under this Agreement, Medical Records, meeting minutes, board summaries and financial reports or data.

              17. TERMINATION OF EMPLOYMENT UPON DEATH OR DISABILITY

         a. DEATH OF THE EMPLOYEE. In the event that the Employee shall die during the term of his employment under this Agreement, the Employee's employment with the Company shall immediately cease and terminate and the Employee's estate, heirs (at law), devisees, legatees or other proper and legally-entitled descendants, or the personal representative, executor, administrator or other proper legal representative on behalf of such descendants, shall be entitled to receive and be paid solely the Employee's salary, then in effect, for a period of 120 days, payable at the Company's regular and customary intervals for the payment of salaries as then in effect, and the Company shall have no further obligation or liability hereunder (other than for any reimbursement of reasonable out-of-pocket business expenses properly incurred by the Employee prior to his death and documented to the Company in accordance herewith).

         b. DISABILITY OF THE EMPLOYEE. In the event that the Employee shall become incapacitated by reason of sickness, accident or other mental or physical disability during the term of his employment hereunder such that he is substantially unable to perform his duties and responsibilities hereunder for a period of 90 consecutive days, or for shorter or intermittent periods aggregating 120 days during any 12-month period (a "Disability"), the Company thereafter shall have the right, in its sole and absolute discretion, to terminate the Employee's employment under this Agreement by sending written notice of such termination to Employee or his legal guardian or other proper legal representative and thereupon his employment hereunder shall immediately cease and terminate. In the event of any such termination, the Employee shall be entitled to receive and be paid solely his salary, then in effect, for a period of 120 days, payable at the Company's regular and customary intervals for the payment of salaries as then in effect, less any amounts, payments or benefits the Employee might receive under the Company's disability insurance policy, and the Company shall have no further obligation or liability hereunder (other than for any reimbursement


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of reasonable out-of-pocket business expenses properly incurred by Employee prior to his Disability and documented to the Company in accordance herewith).

         18. LIMITATIONS ON AUTHORITY. Unless the Company has given the Employee its express written consent, the Employee has no actual, apparent, or implied authority to:

         a. Pledge the credit or assets of the Company (or any Affiliate of the Company) or any of the Company's other employees.

         b. Bind the Company (or any Affiliate of the Company) under any contract, agreement, note, mortgage or other instrument (other than routine purchase orders in the ordinary course of business consistent with the Company's practices).

         c. Release or discharge any debt due the Company (or any Affiliate of the Company).

         d. Sell, mortgage, transfer or otherwise dispose of any of the Company's assets (or any assets of any Affiliate of the Company).

          19. NON-COMPETITION AND NON-SOLICITATION AGREEMENT.

              a. The Employee acknowledges that during the course of the Employee's employment the Employee has and will receive confidential and proprietary information from and concerning the Company. The Employee also acknowledges that the Company has made and/or will make substantial investments in the development of the Company's good will and in the Employee's professional development. The capital expended to develop this good will directly benefits the Employee and should continue to do so in the event that the relationship between the Company and the Employee is terminated. Likewise, other capital investments made and to be made by the Company to assist in the Employee's professional development (including but not limited to those items listed below) have conferred and will confer a direct economic benefit on the Employee. During the course of the Employee's tenure with the Company, the Employee will have received the following economic benefits as a result of capital expenditures by the Company:

              (1) Placement in an ongoing practice of pathology with an established revenue base.

              (2) The opportunity to establish a professional relationship among clients served by the Company and its affiliates.

              (3) Marketing support enabling the Employee to expand the Employee's own pathology practice and to become known by additional clients.


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              (4) The provision of contract management to enable the Employee to obtain provider status in managed care plans.

              (5) The opportunity to develop special areas of expertise leading to requests for consultations on specific areas of pathology practice.

              (6) The establishment of methodologies, practice parameters and quality assurance programs to enhance the practice of pathology.

              (7) The development and implementation of information systems and reporting formats, unique to the practice of pathology, to make the provision of pathology services more efficient, and to maximize the time available to the Employee for the performance of pathology (as opposed to attending to administrative functions).

              (8) Financial support and practice coverage to facilitate participation in continuing education opportunities.

              (9) Financial support and practice coverage enabling the Employee to pursue additional board certifications.

              (10) Financial support and practice coverage to participate in professional development and professional associations.

              (11) Participation in proprietary strategic planning sessions which focus on professional and business aspects of the practice of pathology and growth opportunities.

The Employee agrees that the Company is entitled to protect these business interests and investments and to prevent the Employee from using or taking advantage of the foregoing economic benefits to the Company's detriment.

              b. Accordingly, the Employee specifically agrees that, during the Employee's employment with the Company and during the Restricted Period (as defined in Subsection "c" below), the Employee shall not:

                  (i) engage in the practice of pathology within the Counties of Dade, Broward or Monroe, or in any other County in the State of Florida in which the Company, or any Affiliate of the Company, is then doing business or providing services (the "Restricted Territory"), or

                  (ii) from any facility or location, whether within or without the Restricted Territory, knowingly (x) perform pathology services for any patient, laboratory or health care provider located in the Restricted Territory or (y) perform pathology services for any patient, laboratory or health care provider who was or is


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         a customer, client or patient of the Company, or any Affiliate of the
         Company; except that it shall not be a violation of this Agreement for the Employee to perform pathology services in the Restricted Territory during the Restricted Period (a) as an employee of a local, federal or state government or agency; (b) in performing the Employee's duties as a member of the United States military services or the National Guard; or (c) on a locum tenens basis.

              c. As used in this Agreement, the term "RESTRICTED PERIOD" shall mean and include a period of two (2) years from the effective date of the Employee's termination of employment with the Company (regardless of the cause, reason or justification of any such termination); PROVIDED, HOWEVER, in the event there shall be a Payment Breach, and such breach shall continue uncured for a period of more than thirty (30) days, then the Restricted Period shall be reduced to a period of zero (0) days.

              d. The Employee further agrees that during the Restricted Period the Employee will not knowingly, directly or indirectly, (a) solicit the employment of any employee, agent or consultant of the Company who was such at any time during the twelve (12) months preceding the Employee's termination of employment with the Company, or (b) induce any employee of the Company to leave the employ of the Company, unless in each case the Employee obtains the prior written consent of the Company.

              e. In recognition of the substantial nature of such potential damages, the Employee agrees that the Company shall be entitled to specific performance of this provision, and to injunctive and other equitable relief, and that the Employee will be responsible for the payment of court costs and reasonable attorneys' fees incurred by the Company in enforcing the covenant set forth herein, if such a violation occurs. This Section 19 shall survive the termination of this Agreement and the termination of the Employee's employment with the Company. The Employee acknowledges that the enforcement of this covenant is not contrary to the public health, safety, or welfare in that the population in the areas set forth herein is adequately served by qualified pathologists. Further, the Employee acknowledges that the Employee's breach of this covenant may cause irreparable injury to the Company.

          20. CONFIDENTIALITY.

              a. ACKNOWLEDGEMENT. The Employee acknowledges and agrees that in the course of rendering services to the Company and its clients, the Employee will have access to and will become acquainted with confidential and proprietary information about the professional, business and financial affairs of the Company, its Affiliates and its patients, clients and customers, and that the Employee may have contributed to or may in the future contribute to such information. The Employee further recognizes that the Employee is being employed as a key employee, that the Company is engaged in a highly competitive business, and that the success of the Company in the marketplace and business depends upon its good will and reputation for integrity, quality and dependability. The Employee


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recognizes that in order to guard the legitimate interests of the Company it is necessary for the Company to protect all such confidential and proprietary information, good will and reputation.

              b. PROPRIETARY INFORMATION. In the course of the Employee's service to the Company, the Employee may have access to confidential know-how, business documents or information, marketing data, client lists and trade secrets which are confidential. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence which come within the scope of the business activities of the Company as to which the Employee has had or may have access, whether previously existing, now existing or arising hereafter, whether or not conceived or developed by others or by the Employee alone or with others during the period of his or her service to the Company, and whether or not conceived or developed during regular working hours. "Proprietary Information" shall not include (a) any information which is in the public domain during the period of service by the Employee or becomes public thereafter, provided such information is not in the public domain as a consequence of disclosure by the Employee in violation of this Agreement, and (b) any information not considered confidential information by similar enterprises operating in the clinical or anatomical laboratory industry or otherwise in the ordinary course.

              c. FIDUCIARY OBLIGATIONS. The Employee agrees and acknowledges that the Proprietary Information is of critical importance to the Company and a violation of this Section 20 may seriously and irreparably impair and damage the Company's businesses. The Employee therefore agrees, while he is an employee of the Company and at all times thereafter, to keep all Proprietary Information strictly confidential for the sole benefit of the Company.

              d. NON-DISCLOSURE. Except as required by law or in connection with the proper performance of his duties hereunder, the Employee shall not disclose, directly or indirectly (except as required by law), any Proprietary Information to any person other than (a) the Company, (b) persons who are authorized employees of the Company at the time of such disclosure, (c) such other persons, including prospective investors or lenders, to whom the Employee has been instructed to make disclosure by the Company's Board of Directors, or (d) the Employee's counsel, so long as such counsel agrees to keep all Proprietary Information confidential (in the case of clauses (b) and (c), only to the extent required in the course of the Employee's service to the Company). Upon any termination of Employee's employment hereunder, the Employee shall deliver to the Company all notes, letters, documents, tapes, discs, recorded data and records which may contain Proprietary Information which are then in the Employee's possession or control and shall not retain or use any copies, summaries or extracts thereof.

         21. INVALID PROVISION. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. The Employee and the Company have specifically agreed and acknowledged


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that the provisions of Sections 19 and 20 are material and of the essence to this Agreement. If the scope of any restriction or covenant contained herein should be or become too broad or extensive to permit enforcement thereof to its fullest extent, then such restriction or covenant shall be enforced to the maximum extent permitted by law, and the Employee hereby consents and agrees that (a) it is the parties intention and agreement that the covenants and restrictions contained herein be enforced as written, and (b) in the event a court of competent jurisdiction should determine that any restriction or covenant contained herein is too broad or extensive to permit enforcement thereof to its fullest extent, the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce such restriction or covenant, but should be modified to permit enforcement of the restrictions and covenants contained herein to the maximum extent the court, in its judgment, will permit.

         22. OUTSIDE WORK. In the event that the Employee performs, provides or renders professional or medical services outside of the Employee's employment with the Company (only with the prior written consent of the Company), any compensation received by or provided to or for the benefit of the Employee shall be income of the Company and the Employee shall promptly deliver, pay and transfer to the Company such compensation, in whatever form provided or received, or the equivalent monetary value of such benefits.

         23. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

         24. BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding on the Employee and the Company and the Employee's and the Company's respective heirs, personal representatives, successors and assigns; PROVIDED, HOWEVER, that the Employee shall have no right to assign the Employee's rights or duties under this contract to any other person. In the event of the Company's sale, merger or consolidation, the Employee specifically agrees that the Company may assign its rights and obligations hereunder to the Company's successor, assign or purchaser. In addition, and in any event, the Company may, at any time, assign its rights and obligations under this Agreement to any Person that is an Affiliate of the Company or to any Person which, after any such assignment, employs at least 50% of the physician employees employed by the Company immediately prior to the assignment, PROVIDED, that AmeriPath, or its successor, shall guaranty the obligations hereunder.

         25. NOTICES. Any required notice under this Agreement shall be made and delivered in writing. Delivery of such notice shall be made (x) if to the Company, to AmeriPath Florida, Inc., 800 E. Cypress Creek Road, Suite 200, Fort Lauderdale, FL 33334, Attention: President, and (y) if to the Employee, to the last known residential address of Employee as listed in the Company's employment records. Delivery of such notice shall be deemed to have occurred (i) in the case of hand delivery, when personally delivered to the other party at such party's address; or (ii) in the case of mailing, three (3) days after such notice has been deposited in the United States mails, postage prepaid, by certified or registered mail, with return receipt requested, and addressed to the other party as set forth in this Agreement; or (iii) in any other case, when actually received by the other party. Either party may change the address to which notices are to be given by giving written notice of such change to the other party in accordance with this Section 25.

         26. ATTORNEYS' FEES AND COSTS. In any action, suit or proceeding to enforce the terms and conditions of this Agreement, the prevailing party shall receive and the unsuccessful party shall pay all costs, fees and expenses, including attorney's costs, fees and expenses, incurred in enforcing its rights under this Agreement, including costs, expenses and fees with respect to trials, appeals and collection.

         27. AMENDMENT. This Agreement may not be modified or amended in any manner other than in a written document signed by both parties.

         28. LEGISLATIVE LIMITATIONS. Notwithstanding any other provision of this Agreement, if the governmental agencies (or their representatives) which administer Medicare or Medicaid, or any other third party payor, or any other federal, state or local government or agency passes, issues or promulgates any law, rule, regulation, standard or interpretation at any time while this Agreement is in effect which prohibits, restricts, limits or in any way adversely changes the method or amount of reimbursement, compensation or payment for services rendered by the Company (or its physician employees) under this Agreement, or which otherwise adversely affects either the Employee's or the Company's rights or obligations hereunder, then (i) the parties hereto shall, promptly upon notice from either party, negotiate in good faith to amend this Agreement to provide for such reimbursement, compensation or payment for services in a manner consistent with any prohibition, restriction, limitation and/or which takes into account any adverse change in reimbursement, compensation or payment for physician services, and (ii) in the event the parties are unable to reach agreement within ten (10) days after said notice is given, the Company shall have the option of either (x) assigning this Agreement (and the Company's rights and obligations hereunder) to an Affiliate (if such assignment cures or substantially alleviates such prohibition, restriction, limitation or adverse change) or (y) terminating this Agreement, and the rights and obligations of each of the parties hereunder, as of midnight on such tenth
(10th) day.

          29. MISCELLANEOUS.

              a. EXCLUSIVE AGREEMENT. The terms of the Employee's employment with the Company are exclusively governed by the terms of this Agreement. Any and all prior agreements, arrangements, promises, representations, discussions or understandings which either of the parties may have had concerning the Employee's employment are hereby canceled, superseded and of no further force or effect.

              b. CONFIDENTIALITY. The Company and the Employee acknowledge and agree that this Agreement and each of the provisions hereof shall be treated as confidential and, except to the extent required by applicable law or regulations, or as deemed reasonably necessary by the Company to facilitate due diligence in connection with acquisitions or financings, neither the Employee nor the Company shall disclose the terms of the Agreement, or provide copies hereof, to any third party (other than counsel or advisers) without the prior written consent of the other party.

               c. DEFINITIONS.

                  (1) "AFFILIATE" shall mean and include, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

                  (2) "COMPANY" Where a provision contained in this Agreement requires or permits the action, adoption, review or approval of, or provides for certain power, authority or judgment of, the Company, such action, adoption, review, approval, power, authority or judgment may be exercised, taken or made by an Affiliate of the Company, or by AmeriPath or its Affiliates, if such Affiliate of the Company, or AmeriPath or its Affiliates, is required or permitted to exercise, take or make such action, adoption, review, approval, power, authority or judgment through or by virtue of a Contract to which the Company or the Employee is a party or otherwise.

                  (3) "CONTRACT" means and includes any agreement, contract, commitment, instrument or other binding arrangement, obligation or understanding, whether written or oral.

                  (4) "PAYMENT BREACH" means and includes (i) the failure of the Company to make payments under this Agreement for a period of thirty
         (30) days after the first date upon which such payments are due and owing; (ii) if an Event of Default as a result of the failure by AmeriPath to pay principal or interest when due, under either the 7% Non-Negotiable Subordinated Contingent Note or the 7% Non-Negotiable Subordinated Note issued by AmeriPath, as borrower, to the Employee, as the holder, pursuant to the Purchase Agreement and such failure shall continue and remain uncured for thirty (30) days after notice from the Employee; or (iii) the failure of AmeriPath to comply with the obligations under the Stock Rights (as defined in the Purchase Agreement) and such failure shall continue and remain uncured for thirty (30) days after notice from the Employee.

                  (5) "PERSON" means and includes any corporation, partnership, joint venture, company, syndicate, organization, association, trust, entity, authority or natural person.

                  (6) "RESTRICTED PERIOD" shall have the meaning set forth in
         Section 19(c) hereof.

              d. REMEDIES. The parties hereto forever waive and relinquish any right to recover from the other consequential damages in respect of this Agreement. For purposes hereof, the term "consequential damages" means damages which are remote, speculative, conjectural or contingent, or are not the direct and proximate consequence of a party's breach, action or inaction.

              e. ARBITRATION. Any controversy, dispute, disagreement or claim arising under this Agreement, or any alleged breach hereof, shall be resolved exclusively by binding arbitration, which shall be conducted in Dade or Broward County, Florida in accordance with the National Health Lawyer's Association, Alternative Dispute Resolution Service, Rules of Procedure for Arbitration, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction over the matter.

              f. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement as of the date first hereinabove set forth.

                                               AMERIPATH FLORIDA, INC.

                                               By: /s/ Robert P. Wynn
                                                  -----------------------
                                                  Robert P. Wynn
                                                  Chief Operating Officer

June 30, 1996

                                               EMPLOYEE:

                                               /s/ Les B. Rosen
                                               --------------------------
                                               LES B. ROSEN, M.D.

Date:  June 30, 1996
     -------------------

     The obligations and payments hereunder
are hereby guaranteed by AmeriPath, Inc. on this 30th day of June, 1996, which guarantee shall be of payment and not of collection.


AMERIPATH, INC.

By: /s/ Robert P. Wynn
   -----------------------
   Robert P. Wynn
   Chief Operating Officer